As filed with the Securities and Exchange Commission on June 24, 2016

Registration No. 333-204684

Registration No. 333-196408

Registration No. 333-188833

Registration No. 333-168692

Registration No. 333-161297

Registration No. 333-157058

Registration No. 333-145353

Registration No. 333-121964

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-204684

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-196408

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-188833

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-168692

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-161297

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-157058

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-145353

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-121964

UNDER

THE SECURITIES ACT OF 1933

CASCADE MICROTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Oregon	3825	93-0856709
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9100 S.W. Gemini Drive

Beaverton, Oregon 97008

(503) 601-1000

(Address of Principal Executive Offices)

CASCADE MICROTECH, INC. 2013 EMPLOYEE STOCK PURCHASE PLAN

CASCADE MICROTECH, INC. 2010 STOCK INCENTIVE PLAN

CASCADE MICROTECH, INC. 2004 EMPLOYEE STOCK PURCHASE PLAN

CASCADE MICROTECH, INC. 2000 STOCK INCENTIVE PLAN

CASCADE MICROTECH, INC. 1993 STOCK INCENTIVE PLAN

(Full Titles of the Plans)

Michael M. Ludwig

Chief Financial Officer

FormFactor, Inc.

7005 Southfront Road

Livermore, California 94551

(Name and address of agent for service)

(925) 290-4000

(Telephone Number, Including Area Code, of Agents for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”), filed by Cascade Microtech, Inc., an Oregon corporation (the “Company”), relates to the following Registration Statements on Form S-8 filed by the Company (the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “Commission”), pertaining to the registration of shares of common stock, par value $0.01 per share (the “Shares”), offered under certain employee benefit and equity plans, and removes from registration all Shares previously registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

Registration No.	Date Filed with the Commission	Name of Equity Plan	Shares Registered
333-204684	June 3, 2015	Cascade Microtech, Inc. 2010 Stock Incentive Plan	800,000
333-196408	May 30, 2014	Cascade Microtech, Inc. 2010 Stock Incentive Plan	500,000
333-188833	May 24, 2013	Cascade Microtech, Inc. 2010 Stock Incentive Plan Cascade Microtech, Inc. 2013 Employee Stock Purchase Plan	2,100,600
333-168692	August 9, 2010	Cascade Microtech, Inc. 2010 Stock Incentive Plan	1,269,000
333-161297	August 12, 2009	Cascade Microtech, Inc. 2000 Stock Incentive Plan	600,000
333-157058	January 30, 2009	Cascade Microtech, Inc. 2004 Employee Stock Purchase Plan	200,000
333-145353	August 10, 2007	Cascade Microtech, Inc. 2000 Stock Incentive Plan	600,000
333-121964	January 11, 2005	Cascade Microtech, Inc. 2004 Employee Stock Purchase Plan Cascade Microtech, Inc. 2000 Stock Incentive Plan Cascade Microtech, Inc. 1993 Stock Incentive Plan	2,949,505

On June 24, 2016, the Company completed the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of February 3, 2016, by and among the Company, FormFactor, Inc., a Delaware corporation (“FormFactor”), and Cardinal Merger Subsidiary, Inc., an Oregon corporation and wholly owned subsidiary of FormFactor (“Merger Sub”) (the “Merger Agreement”).

In connection with the Merger, the Company has terminated any and all offerings of the Company’s securities pursuant to the Registration Statements. Accordingly, the Company hereby terminates the effectiveness of each Registration Statement and, in accordance with an undertaking made by the Company in Part II of each Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on June 24, 2016.

CASCADE MICROTECH, INC.

By:	/s/ Michael M. Ludwig
	Name:	Michael M. Ludwig
	Title:	Chief Financial Officer

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.